                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                          ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          ---------------------------

               Date of Report (Date of earliest event reported)
                                 March 12, 1998

                                 RES-CARE, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    KENTUCKY
                 (State or Other Jurisdiction of Incorporation)

       0-20372                                             61-0875371
(Commission File Number)                    (I.R.S. Employee Identification No.)

10140 Linn Station Road, Louisville, Kentucky                40223
(Address of principal executive offices)              (Zip Code)

              Registrant's telephone number, including area code:
                                 (502) 394-2100

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

       On March 12, 1998, Res-Care Inc. ("the Registrant") acquired all of the outstanding stock of Normal Life, Inc. ("Normal Life"), a Kentucky corporation, from J. Robert Shaver, Kathryn S. Graham, and Frederic H. Davis ("Majority Shareholders"), and from its remaining shareholders. Normal Life and its subsidiaries provide services to persons with mental retardation and development disabilities, including dual diagnosis, in Indiana, Kentucky, California, Louisiana, Texas, Georgia and Florida.

       The aggregate stock purchase price was $73,000,000. The purchase price was paid with $51,000,000 cash and $22,000,000 in principal amount of the Registrant's 5.9% Convertible Subordinated Notes due 2005. The notes are convertible into common stock of the Registrant at a conversion price of $38.7531, or approximately 567,697 shares, commencing one year from the closing date of the transaction. Notes in the principal amounts of $3,453,000 are being held in escrow. The funds for the acquisition came from the Registrant's existing cash and revolving line of credit with PNC Bank, National Association; National City Bank of Kentucky; SunTrust Bank, Nashville, N.A.; Bank One, Kentucky, NA; and Wachovia Bank, NA.

       The consideration for the acquisition was determined by negotiations between the parties based primarily on: pro forma merger analysis of earnings and cash flows; analysis of market multiples of public companies in comparable lines of business; analysis of comparable merger and acquisition transaction multiples; discounted cash flow analysis; review of recent convertible note offerings; and the expected strategic benefits of the transaction, including the geographic overlap, management strengths and service quality of the operations to be acquired.

       The Registrant entered into Employment Agreements with certain key employees of Normal Life, signed Noncompetition, Confidentiality and Nonsolicitation Agreements with each of the Majority Shareholders under which it will pay an aggregate of approximately $3.4 millions over a ten year-period.

     The Normal Life operations have been generating revenues at an annualized rate of approximately $68,000,000 due to among other things: (i) acquisitions made during 1997, (ii) increase in consumers served in the state of Georgia from the downsizing of a state-run facility, and (iii) a management contract entered into on December 1, 1997 to operate a Texas facility. In addition, at the time of the acquisition, the Registrant implemented a plan to eliminate redundant costs in the combined operations of the Registrant and Normal Life and to leverage upon the Registrant's existing infrastucture to realize operating efficiencies, principally by closing Normal Life's corporate office (a process already substantially completed), which is expected to result in annual cost savings of approximately $2,700,000, approximately one half of which represents the elimination of salaries and benefits of Majority Shareholders and certain other senior officers of Normal Life. Implementation of these cost saving plans is expected to be completed during the second and third quarters of 1998. The effect of these added revenues and anticipated cost savings has not been reflected in the Pro Forma Combined Consolidated Statement of Income contained elsewhere herein. The Registrant's ability to achieve further cost savings is uncertain and there can be no assurances that Normal Life's business will be successfully integrated with that of Registrant, or that the Registrant will be able to fully realize operating efficiencies or eliminate all redundant costs.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a) Financial Statements of Business Acquired.




                       NORMAL LIFE, INC. AND SUBSIDIARIES



                        CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                          [ESKEW & GRESHAM LETTERHEAD]



INDEPENDENT AUDITORS' REPORT
----------------------------


Board of Directors
Normal Life, Inc.
Louisville, Kentucky



               We have audited the accompanying consolidated balance sheets of Normal Life, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

               We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

               In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Normal Life, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                  /s/ Eskew & Gresham, PSC

February 20, 1998

                       NORMAL LIFE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS




                                                                            December 31
                                                                       1997               1996
         ASSETS
CURRENT ASSETS:
    Cash                                                           $   257,380        $ 1,957,300
    Cash - funds held in escrow                                        690,840            471,008
    Accounts receivable - (less allowance for contractual
      adjustments of $350,000 and $15,000, respectively)             8,889,007          4,166,073
    Other receivables                                                  228,861            115,438
    Deferred income taxes                                              159,675                  0
    Other current assets                                               517,740            316,770
                                                                   -----------        -----------
           Total current assets                                    $10,743,503        $ 7,026,589

PROPERTY, EQUIPMENT AND LEASEHOLD
   IMPROVEMENTS, NET                                               $ 2,975,602        $ 2,593,036

GOODWILL AND OTHER ASSETS, NET                                     $14,052,131        $ 8,965,969
                                                                   -----------        -----------

TOTAL ASSETS                                                       $27,771,236        $18,585,594

         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Notes payable                                                  $ 1,320,000        $         0
    Accounts payable                                                 1,934,189          1,065,419
    Accrued expenses and other liabilities                           4,492,895          4,047,416
    Funds held in escrow                                               690,840            471,008
    Income taxes payable                                               134,784             61,455
    Current portion non-compete payable                                 70,000            120,000
    Current maturities on long-term debt                               201,834            718,734
                                                                   -----------        -----------
           Total current liabilities                               $ 8,844,542        $ 6,484,032

LONG-TERM DEBT, less current maturities                            $ 8,424,091        $ 4,913,680

NON-COMPETE PAYABLE                                                $         0        $    70,000

DEFERRED INCOME TAXES                                              $   202,867        $    91,303

STOCKHOLDERS' EQUITY:
     Common stock:
        Class A, voting, 1,250,000 shares authorized;
           906,833 shares issued and outstanding                   $   710,376        $   710,376
        Class B, nonvoting, 500,000 shares authorized;
        no shares issued or outstanding                                      0                  0
    Retained earnings                                                9,589,360          6,316,203
                                                                   -----------        -----------
           Total stockholders' equity                              $10,299,736        $ 7,026,579

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $27,771,236        $18,585,594



                 See notes to consolidated financial statements.

                       NORMAL LIFE, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME



                                                           Year Ended December 31
                                                          1997                 1996

Service revenue                                       $ 50,283,258         $ 38,329,901

Service costs:
    Facility and waiver services                      $ 28,411,341         $ 23,714,047
    Programmatic                                        10,857,721            6,783,692
    Depreciation and amortization                        1,384,941            1,247,095
                                                      ------------         ------------
       Total service costs                            $ 40,654,003         $ 31,744,834

Gross profit                                          $  9,629,255         $  6,585,067

Administrative expenses                                  3,894,451            2,782,353
                                                      ------------         ------------

Income from operations                                $  5,734,804         $  3,802,714

Interest expense, net                                 $    668,454         $    461,478
(Gain) loss on disposal of property, equipment
  and certain business operations, net                    (173,537)              31,336
                                                      ------------         ------------
   Total other expense, net                           $    494,917         $    492,814

Income before income taxes                            $  5,239,887         $  3,309,900

Income taxes                                             1,966,730            1,303,465
                                                      ------------         ------------

NET INCOME                                            $  3,273,157         $  2,006,435





                 See notes to consolidated financial statements.

                       NORMAL LIFE, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1997 AND 1996





                                      Common             Retained
                                       Stock             Earnings              Total

Balance, January 1, 1996           $    691,902         $  4,328,242         $  5,020,144

Purchase of 2,000 shares of
  Class A stock                          (1,526)             (18,474)             (20,000)

Issuance of 2,000 shares of
  Class A stock                          20,000                    0               20,000

Net income                                    0            2,006,435            2,006,435
                                   ------------         ------------         ------------

Balance, December 31, 1996         $    710,376         $  6,316,203         $  7,026,579

Net income                                    0            3,273,157            3,273,157
                                   ------------         ------------         ------------

BALANCE, DECEMBER 31, 1997         $    710,376         $  9,589,360         $ 10,299,376




                 See notes to consolidated financial statements.

                       NORMAL LIFE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                          Year Ended December 31
                                                                         1997                 1996

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                       $  3,273,157         $  2,006,435
    Adjustments to reconcile net income to net
       cash provided by operating activities:
         Depreciation and amortization                                  1,384,941            1,247,095
         (Gain) loss on disposal of property, equipment
          and certain business operations                                (173,537)              31,336
         Deferred income taxes                                            (48,111)              86,029
     Changes in:
         Accounts receivable - patient care                            (4,722,934)            (974,654)
         Other receivables                                               (113,423)              17,832
         Other current assets                                            (200,970)              15,488
         Accounts payable                                                 868,770             (155,983)
         Income taxes payable                                              73,329              (29,245)
         Accrued expenses and other liabilities                           445,479            1,095,629
                                                                     ------------         ------------
          Net cash provided by operating activities                  $    786,701         $  3,339,962

CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of property, equipment
      and certain business operations                                $    254,234         $     46,301
     Purchase of property and equipment                                  (643,363)            (329,564)
     Payment of deferred costs                                           (548,003)            (106,607)
     Purchase of certificates of need                                           0              (70,000)
     Acquisition of  business interest                                 (5,743,000)          (1,356,000)
     Payment on covenants-not-to-compete                                 (120,000)            (120,000)
     Sale of common stock of  subsidiary                                        0               10,000
     Proceeds from receivable of former subsidiary                              0              369,404
                                                                     ------------         ------------
          Net cash used in investing activities                      $ (6,800,132)        $ (1,556,466)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds (payments) on notes payable, net                       $  1,320,000         $   (450,000)
     Proceeds from long-term debt                                      28,263,000           10,610,000
     Payments on long-term debt                                       (25,269,489)         (12,183,083)
     Purchase of Class A common stock                                           0              (20,000)
     Proceeds from issuance of Class A common stock                             0               20,000
                                                                     ------------         ------------
          Net cash provided by (used in) financing activities        $  4,313,511         $ (2,023,083)


                 See notes to consolidated financial statements.

                       NORMAL LIFE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)



                                                                    Year Ended December 31
                                                                    1997               1996

Net decrease in cash                                            $(1,699,920)        $  (239,587)

Cash at beginning of year                                         1,957,300           2,196,887
                                                                -----------         -----------

CASH AT END OF YEAR                                             $   257,380         $ 1,957,300

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the year for -
        Interest                                                $   757,409         $   512,076
        Income taxes                                            $ 1,941,512         $ 1,246,681

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING
  AND FINANCING ACTIVITIES:
     Transfer of note payable to long-term debt                 $         0         $   243,000
     Conversion of intercompany receivable in connection
       with the sale of the common stock of subsidiary                    0             369,404




                 See notes to consolidated financial statements.

                       NORMAL LIFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996



1.   BASIS OF PRESENTATION

               The consolidated financial statements include the accounts of Normal Life, Inc. and its wholly-owned subsidiaries (the Company). All intercompany accounts and transactions have been eliminated upon consolidation.

2.   NATURE OF BUSINESS

               The Company provides residential environments, training, and other supports to persons with mental retardation and related developmental disabilities. As of December 31, 1997, the Company has operations in Indiana, Louisiana, Florida, Texas, Kentucky, Georgia and California. In 1997, the Company began operations in Georgia and California and discontinued operations in New Mexico.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               A. Estimates in the Financial Statements - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

               B. Revenue Recognition - Service revenues are recorded at established per diem and per service rates as approved by state agencies responsible for administering the Medicaid program. Per diem rates are determined on an all-inclusive basis. Allowances for contractual adjustments are recorded to reflect the difference between established rates and expected reimbursement. Retroactively calculated contractual adjustments are accrued on an estimated basis in the periods the related services are rendered and recorded as adjustments to revenues in future periods when final settlements are determined.

               C. Property, Equipment and Leasehold Improvements - Property, equipment and leasehold improvements are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred, whereas major improvements are capitalized.

               D. Goodwill and Other Assets - Goodwill and certificates of need acquired in connection with the acquisition of certain business interests are amortized over twenty-five years. Covenants-not-to-compete are amortized over their terms ranging from twelve to sixty months.

                       NORMAL LIFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                                   (CONTINUED)



3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

               Deferred costs consist of expenses incurred during the period prior to admission of the first resident to a facility or program and include administrative salaries, training costs, insurance and other necessary costs. These costs are amortized as required by the various states under medical assistance programs over periods ranging from five to seven years.

               E. Income Taxes - The Company and its subsidiaries file a consolidated federal income tax return. Consolidated income tax expense is allocated proportionately to those subsidiaries having net income.

               Deferred income taxes are provided for using the liability method. Under the liability method, deferred income taxes are based on the change from the beginning of the year in the deferred tax liability or asset established for the expected future tax consequences of differences in the financial reporting and tax bases of assets and liabilities. The differences relate principally to property, equipment, leasehold improvements, other long-term assets and the allowance for contractual adjustments.

               F. Funds Held in Escrow - The Company maintains separate bank accounts for certain individuals served. These individuals have given the Company the authority to act as their responsible party. The balance in the escrow accounts is recorded as cash with an offsetting current liability.

4.   BUSINESS TRANSACTIONS

               In early 1998, the Company entered into an agreement to purchase assets to be used to provide services for persons with mental retardation and related developmental disabilities. The Company and related limited liability company were co-purchasers under this agreement to purchase the assets for a total purchase price of approximately $5,900,000. The amount allocated to the Company was $4,800,000 and the remaining $1,100,000 was allocated to the related limited liability company.

               During 1997, the Company entered into several agreements to purchase assets to be used to provide services for persons with mental retardation and related developmental disabilities. The Company, a related partnership and a related limited liability company were co-purchasers under these agreements to purchase the assets for a total purchase price of approximately $8,000,000. The amount allocated to the Company was $5,700,000, and the remaining $2,300,000 was allocated to the related entities.

               During 1997, the Company sold certain business operations for approximately $238,000 which resulted in a gain of approximately $188,000.

                       NORMAL LIFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                                   (CONTINUED)


4.   BUSINESS TRANSACTIONS (CONTINUED)

               During 1996, the Company entered into several agreements to purchase assets to be used to provide services for persons with mental retardation and related developmental disabilities. The Company and related partnership were co-purchasers under these agreements to purchase the assets for a total purchase price of approximately $2,000,000. The amount allocated to the Company was $1,300,000 and the remaining $700,000 was allocated to the related partnership.

5.   PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

               Property, equipment and leasehold improvements consist of the following:


                                                                     December 31
                                                               1997               1996

               Buildings                                    $1,433,270         $1,448,201
               Land and improvements                            59,361             58,586
               Leasehold improvements                        1,009,511            922,390
               Furniture and fixtures                        1,454,615          1,117,394
               Equipment, appliances and vehicles            1,326,815          1,013,320
                                                           -----------        -----------
                                                            $5,283,572         $4,559,891
               Less accumulated depreciation                (2,307,970)        (1,966,855)
                                                            ----------         ----------
                                                            $2,975,602         $2,593,036

               Depreciation expense was $394,752 and $376,873 for 1997 and 1996, respectively.

6.   GOODWILL AND OTHER ASSETS

               Goodwill and other assets are as follows:


                                                                        December 31
                                                                 1997                  1996

               Goodwill                                       $13,356,594           $ 7,825,494
               Covenants-not-to-compete                         1,049,001             1,049,001
               Deferred costs                                   1,693,777             1,288,979
               Certificates of need                               760,000               760,000
                                                              -----------           -----------
                                                              $16,859,372           $10,923,474
               Less accumulated amortization                   (2,807,241)           (1,957,505)
                                                              -----------           -----------
                                                              $14,052,131           $ 8,965,969

                       NORMAL LIFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                                   (CONTINUED)


7.   NOTES PAYABLE

               On December 31, 1997 the Company has notes payable to the related partnership for $1,320,000. The notes are unsecured with interest at 8.5% and are due on demand.

8.   LONG-TERM DEBT

               Long-term debt consists of the following:


                                                                                     1997                 1996

Note payable to a bank representing borrowings against a $17.85 million revolving/term credit ($12.2 million revolving credit at December 31,
   1996), secured by substantially all assets.                                  (A) $4,717,000         $1,000,000

 Note payable to a bank representing borrowings
   against a $3.5 million revolving credit, secured
   by substantially all assets.                                                 (A)  2,864,000          1,250,000

Note payable to a bank, secured by substantially all assets, due in monthly installments based on a twelve-year amortization period with the balance
   due June 2004.                                                               (A)    850,000            897,917

Notes payable to certain companies, secured by real estate, owned by a related partnership, due in annual installments of $500,000, plus interest
   at 8%, paid off in 1997.                                                                  0          1,895,000

Notes payable to certain individuals, in annual
   installments of $150,000, plus interest at 8%,
   due January 1998.                                                                   150,000            300,000

Note payable to a shareholder with interest
   at 8%, paid off in 1997.                                                                  0            243,000

                       NORMAL LIFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                                   (CONTINUED)


8.   LONG-TERM DEBT (CONTINUED)


                                                                                      1997               1996

Note payable to an individual, in monthly installments of $588, secured by real estate with a net book value of approximately $83,000 at December 31, 1997,
including interest at 12%, due January 2010.                                            44,925             46,497
                                                                                    ----------         ----------
                                                                                    $8,625,925         $5,632,414
Less current portion due within one year                                              (201,834)          (718,734)
                                                                                    ----------         ----------
    Long-term debt                                                                  $8,424,091         $4,913,680

               (A) The Company, a related limited liability company, and a related partnership (see Note 12) are co-borrowers under a loan agreement with a Bank. The loan agreement, which was amended and restated in 1997, provides for an increase in the credit facility to $30.0 million from the previous $16.7 million. The credit facility includes a $17.85 million revolving/term credit, a $3.5 million revolving credit, a $7.8 million term loan, and a $850,000 term loan. The total debt is the responsibility of all parties and is cross-collateralized by substantially all the assets of the Company, related limited liability company and the related partnership. The loan agreement includes limits on dividends and total liabilities and covenants as to required financial ratios, net worth, earnings and cash flow.

               The $17.85 million revolving/term credit is available to all borrowers and may be used to acquire and construct assets. The loan is initially set up as a revolving credit, with a due date of June 2000. At any time before June 2000, the credit can be converted to a term loan with a due date of June 2004. The $3.5 million revolving credit is only available to the Company and is due June 2000. It may be used for working capital and general corporate purposes. The $7.8 million term loan represents a conversion of a previous revolving credit of the related partnership. The proceeds were previously used to acquire assets. The $850,000 term loan represents a refinancing of a previous term loan of the Company. The $7.8 million and $850,000 term loans are payable based on amortization periods of ten and twelve years, respectively, with the remaining balances due June 2004.

                       NORMAL LIFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                                   (CONTINUED)


8.   LONG-TERM DEBT (CONTINUED)

               Interest on the total credit facility is based on the index rate or LIBOR rate plus the applicable margin. The Company has the option of choosing either the index or LIBOR rate. The margin is adjusted based on the level of total debt to adjusted earnings. Interest is due for periods from one to three months. At December 31, 1997, $5,050,000 was based on the LIBOR rate, plus applicable margin and $3,381,000 was based on the index rate, plus applicable margin. Applicable interest rates range from 8.47% to 8.75%.

               The related partnership has entered into an interest rate swap for an approximate $7.8 million notional amount.

               Interest expense for all outstanding debt was $748,928 and $477,609 for the years ended December 31, 1997 and 1996, respectively.

               Principal payments due subsequent to December 31, 1997 are as follows: 1998 - $201,834; 1999 - $49,024; 2000 - $7,634,433; 2001 - $58,244;
2002 - $63,489; and thereafter - $618,901.

               Included in accounts payable at December 31, 1997 is $470,312, which represents checks written in excess of the checking account balances with the Bank that provides the Company's financing. The Company's revolving credit line is available to fund any resulting overdraft.

9.   INCOME TAXES

               The provision for income taxes for the years ending December 31, 1997 and 1996 consists of the following:


                                                                                    1997                 1996

               Currently payable - federal                                       $1,727,342          $   962,949
                                 - state                                            287,499              254,487
               Deferred                                                             (48,111)              86,029
                                                                              -------------        -------------
                                                                                 $1,966,730           $1,303,465

                       NORMAL LIFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                                   (CONTINUED)



9.   INCOME TAXES (CONTINUED)

               The Company's deferred tax assets and liabilities at December 31, 1997 and 1996 are as follows:


                                                            1997                1996

               Deferred income tax assets                $ 213,171            $  17,850
               Deferred income tax liabilities            (256,363)            (109,153)
                                                         ---------            ---------
                                                         $ (43,192)           $ (91,303)

               No valuation allowance for the realization of deferred income tax assets is considered necessary.

10.   PROFIT SHARING PLAN

               The Company has a 401(k) savings plan which covers substantially all employees. Employees may make contributions to the plan up to the limit allowed by the Internal Revenue Service. The Company's contribution is at the discretion of the Board of Directors. Contribution expense was approximately $152,000 and $97,000 for 1997 and 1996, respectively.

11.   OPERATING LEASES

               The Company leases the homes and office facilities under operating leases for amounts ranging from approximately $500 to $7,800 per month. These leases are for terms expiring at various times through 2002. Certain of these leases are with related parties (see Note 12).

               The Company also leases automobiles and equipment for amounts ranging from approximately $400 to $2,500 per month. These leases expire at various times through 2001.

                       NORMAL LIFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                                   (CONTINUED)


11.   OPERATING LEASES (CONTINUED)

               Approximate minimum future lease payments as of December 31, 1997 under these operating leases, including related party leases and leases with less than one year remaining term, for each of the succeeding five years are as follows:


                                                                                    Automobiles
                                                                   Real Estate     and Equipment         Total

               1998                                                $1,603,000       $   735,000       $2,338,000
               1999                                                   888,000           460,000        1,348,000
               2000                                                   680,000           333,000        1,013,000
               2001                                                   577,000           187,000          764,000
               2002                                                   403,000                 0          403,000
                                                                   ----------        ----------       ----------
                                                                   $4,151,000        $1,715,000       $5,866,000

               Rent expense under the above operating leases, including related party leases (see Note 12) for 1997 and 1996, was approximately $3,376,000 and $2,676,000, respectively.

12.   TRANSACTIONS WITH RELATED PARTIES

               The Company leases the corporate office and certain other office facilities from companies whose stockholders are also stockholders of the Company. These operating leases require monthly payments of approximately $32,000. The lease terms are for up to five years and expire at various dates through 2001. Rent expense under these leases for 1997 and 1996 was approximately $297,000 and $217,000, respectively.

               The Company has entered into lease agreements with a partnership, which includes partners who are stockholders of the Company, for approximately 58% of its home facilities. The leases, which are classified as operating leases, are for a term of one year and provide for total monthly rental payments of approximately $113,000 through February 1998. Rent expense under these leases for 1997 and 1996 was approximately $1,517,000 and $1,442,000, respectively.

               The Company has entered into lease agreements in 1997 with a limited liability company, whose member is an S corporation of which the stockholders are stockholders of the Company, for approximately 23% of its home facilities. The leases, which are classified as operating leases, are for a term of five years and provide for total monthly rental payments of approximately $48,000 through October 2002. Rent expense under these leases for 1997 was approximately $159,000.

                       NORMAL LIFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                                   (CONTINUED)


12.   TRANSACTIONS WITH RELATED PARTIES (CONTINUED)

               The related partnership is a co-borrower under the loan agreement described in Note 8. The Company also has notes payable to the partnership of $1,320,000 at December 31, 1997 which are due on demand. Interest expense on these notes was approximately $19,000 for 1997. The Company had notes receivable from the partnership that were paid out in 1996. Interest income from these notes was approximately $20,000 for 1996.

               The related limited liability company is also a co-borrower under the loan agreement described in Note 8. The Company had notes receivable from the limited liability company that were paid out in 1997.
Interest income from these notes was approximately $51,000 for 1997.

               The Company provides management services to the partnership and the limited liability company at no charge.

               On December 31, 1996, the Company sold the stock of a subsidiary that leases nonresidential facilities to the Company, to certain stockholders for book value.

13.   STOCK RESTRICTION

               Transfer of the Company's stock is restricted by its bylaws which state that in the event any shareholder wishes to dispose of stock, the Company shall have the option to acquire the stock under the same terms. If the Company fails to exercise the option within sixty days, the shareholder may proceed with the proposed transfer which must be completed within ninety days after the expiration of the Company's sixty day option period.

14.   CONCENTRATION OF CREDIT RISK

               As of December 31, 1997, the Company operates residential facilities in Indiana, Louisiana, Florida, Texas, Kentucky, Georgia and California. A substantial amount of its revenue and accounts receivable are from these states' Medicaid reimbursement programs.

15.   CONTINGENT LIABILITIES

               The Company is a party to legal actions arising from normal business activities. Management believes these actions are without merit or that the ultimate liability, if any, resulting from them will not materially affect the Company's consolidated financial statements.

                       NORMAL LIFE, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1997 AND 1996
                                   (CONTINUED)



16.    SUBSEQUENT EVENT

               In February 1998, the stockholders entered into an agreement to sell the stock of the Company to an unrelated publicly traded company. As a part of the transaction, the acquirer agreed to enter into long-term leases for all facilities owned by the related partnership and limited liability company. In addition, it is anticipated that the credit facility described in Note 8 will be refinanced.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (b)   Pro Forma Financial Information.


                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

                 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1997

     The following unaudited pro forma financial information gives effect to the acquisition, which was accounted for by the purchase method. The pro forma combined balance sheet gives effect to the acquisition as if the acquisition had occurred on December 31, 1997. The pro forma combined statement of income for the year ended December 31, 1997 gives effect to the acquisition as if it had occurred on January 1, 1997. In combining the financial information of the Registrant and Normal Life to reflect the acquisition and the accounting policies that will be used by the combined company, certain reclassifications of historical financial data have been made. The following unaudited pro forma financial information for the combined company does not give pro forma effect to other acquisitions consummated by the Registrant and Normal Life during 1997. The pro forma financial information presented does not give effect to anticipated savings from the acquisition of Normal Life. Management of the Company estimates that annual facilities and program expenses and corporate general and administrative expenses will be reduced by approximately $2 million and $3 million, respectively, as a result of various corporate and operational synergies achieved through the acquisition.

         The acquisition will be accounted for under the purchase method of accounting. Accordingly, the cost to acquire Normal Life will be allocated to the assets acquired and liabilities assumed according to their respective fair values. The final allocation of such cost is dependent upon certain valuations that have not progressed to a stage where there is sufficient information to make a final allocation in the accompanying pro forma financial statements. Accordingly, the cost allocation adjustments are preliminary and have been made solely for the purpose of preparing such pro forma financial statements. Future adjustments to the allocation are not expected to be material.

     The following unaudited pro forma financial information for the combined company should be read in conjunction with the historical consolidated financial statements of the Registrant and Normal Life, including the respective notes thereto.

     THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION IS PRESENTED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS OR FINANCIAL POSITION THAT WOULD HAVE OCCURRED HAD THE ACQUISITION BEEN CONSUMMATED AT THE DATES INDICATED, NOR IS IT NECESSARILY INDICATIVE OF THE FUTURE OPERATING RESULTS OR FINANCIAL POSITION OF THE REGISTRANT FOLLOWING THE ACQUISITION.


                         RES-CARE, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1997
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                 Res-Care, Inc.     Normal Life, Inc.      Adjustments
                                                                    Historical        Historical          (A), (B), (C)   Pro Forma
                                                                ----------------  -------------------  ----------------- -----------
ASSETS
Current assets:
       Cash and cash equivalents                                        $66,584                 $948           ($28,776)    $38,756
       Accounts and notes receivable, net                                57,240                9,118                ---      66,358
       Inventories                                                          634                  ---                ---         634
       Deferred income taxes                                              3,483                  160                ---       3,643
       Prepaid expenses                                                   2,259                  518                ---       2,777
                                                                ----------------  -------------------  ----------------- -----------
                 Total current assets                                   130,200               10,744            (28,776)    112,168
                                                                ----------------  -------------------  ----------------- -----------

Property and equipment, net                                              54,403                2,976                ---      57,379

Excess of acquisition cost over net assets acquired, net                 51,751               12,457             63,350     127,558

Other assets, net                                                        18,814                1,595              3,359      23,768
                                                                ----------------  -------------------  ----------------- -----------

                                                                       $255,168              $27,772            $37,933    $320,873
                                                                ================  ===================  ================= ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
       Notes payable                                                       $---               $1,320            ($1,320)       $---
       Trade accounts payable                                            13,888                1,934                ---      15,822
       Accrued expenses and other current liabilities                    22,907                5,254                ---      28,161
       Accrued income taxes                                               1,564                  135                ---       1,699
       Current portion of long-term debt                                  1,759                  202               (202)      1,759
                                                                ----------------  -------------------  ----------------- -----------
                 Total current liabilities                               40,118                8,845             (1,522)     47,441
                                                                ----------------  -------------------  ----------------- -----------

Long-term liabilities                                                     1,714                  ---              3,359       5,073
Long-term debt, net of unamortized discount                             108,470                8,424             46,396     163,290
Deferred income taxes                                                        38                  203                ---         241
                                                                ----------------  -------------------  ----------------- -----------
                 Total liabilities                                      150,340               17,472             48,233     216,045
                                                                ----------------  -------------------  ----------------- -----------

Minority interest in equity of consolidated subsidiary                      219                  ---                ---         219

Shareholders' equity:
       Common stock                                                      41,678                  710               (710)     41,678
       Additional paid-in capital                                        11,215                  ---                ---      11,215
       Retained earnings                                                 55,057                9,590             (9,590)     55,057
                                                                ----------------  -------------------  ----------------- -----------
                                                                        107,950               10,300            (10,300)    107,950
       Less cost of common shares in treasury                            (3,341)                 ---                ---      (3,341)
                                                                ----------------  -------------------  ----------------- -----------
                 Total shareholders' equity                             104,609               10,300            (10,300)    104,609
                                                                ----------------  -------------------  ----------------- -----------

                                                                       $255,168              $27,772            $37,933    $320,873
                                                                ================  ===================  ================= ===========

See accompanying notes to pro forma financial information.

                         Res-Care, Inc. and Subsidiaries
               Pro Forma Combined Consolidated Statement of Income
                          Year Ended December 31, 1997
                      (In thousands, except per share data)
                                   (Unaudited)



                                                                  Res-Care, Inc.   Normal Life, Inc.   Pro Forma        Pro Forma
                                                                    Historical        Historical      Adjustments        Combined
                                                                  --------------   ----------------   -----------      -----------

Net revenues                                                         $306,054            $50,283              ---        $356,337

Operating expenses:
       Facility and program expenses                                  265,041             39,269                          304,310
       Corporate general and administrative                            11,222              3,894                           15,116
       Depreciation and amortization                                    6,298              1,385            2,618 (B)      10,301
                                                                   -----------      -------------   --------------     -----------

            Total operating expenses                                  282,561             44,548            2,618         329,727
                                                                   -----------      -------------   --------------     -----------

Operating income                                                       23,493              5,735           (2,618)         26,610

Other expenses (income):
       Interest expense, net                                            1,733                668            4,493 (C)       6,894
       Gain from sale of assets                                          (100)              (173)             ---            (273)
                                                                   -----------      -------------   --------------     -----------
            Total other expenses (income), net                          1,633                495            4,493           6,621
                                                                   -----------      -------------   --------------     -----------

Minority interest in income of consolidated subsidiary                   (146)               ---              ---            (146)

Income before income taxes                                             21,714              5,240           (7,111)         19,843

Income tax expense                                                      8,737              1,967           (2,809)(D)       7,895
                                                                   -----------      -------------   --------------     -----------

Net income                                                            $12,977             $3,273          ($4,302)        $11,948
                                                                   ===========      =============   ==============     ===========

Income per share data:

       Basic earnings per share                                         $1.12                                               $1.03

       Diluted earnings per share                                       $1.08                                               $1.02

       Weighted-average number of common
       shares outstanding for basic earnings
       per share                                                       11,606                                              11,606

       Weighted-average number of common
       shares outstanding plus dilutive potential
       common shares outstanding for diluted
       earnings per share                                              12,380                                              12,948

            See accompanying notes to pro forma financial information.

                       RES-CARE, INC. AND SUBSIDIARIES
      NOTES TO PRO FORMA FINANCIAL INFORMATION FOR THE COMBINED COMPANY
                                 (UNAUDITED)
                                (IN THOUSANDS)

(A) Reflects reduction in cash and increase in outstanding indebtedness as a result of the acquisition of Normal Life.

         Purchase price and related costs payable in:

                  Cash
                        Purchase price                            $ 18,225
                        Other Transaction costs                        650
                                                                  --------
                                                                    18,875
                  Long-term debt                                    32,775
                  Convertible subordinated notes                    22,000
                                                                  --------

                                                                  $ 73,650


(B) The following are the pro forma adjustments made to Normal Life's net assets as of December 31, 1997.

         Net assets as reported by Normal Life                    $ 10,300
         Cost in excess of net assets of company acquired           63,350
                                                                  --------

                                                                  $ 73,650

(C)      To record paydown of Normal Life debt of $9,901.

(D) To record amortization of goodwill resulting from the excess of the total purchase price over net assets acquired from Normal Life, Inc. and to record amortization of covenants-not-to-compete for the year ended December 31, 1997. The amortization periods for goodwill and covenants-not-to-compete are 30 years and 15 years, respectively.

(E) To record interest expense from the financing of the acquisition and to record the reduction of interest expense on Normal Life debt paid off. Also, to record estimated reduction in Res-Care interest income associated with invested cash applied toward the funding of the acquisition.

(F) To record federal and state income tax effect on the pro forma adjustments at the statutory rates in effect during 1997.

     (c)  Exhibits required by Item 601 of Regulation S-K.

     EXHIBIT
       NO.                             DESCRIPTION OF DOCUMENT
     -------                           -----------------------
     Exhibit 2.1         Stock Purchase Agreement by and among Res-Care, Inc.
                         and (i) Normal Life, Inc., (ii) J. Robert Shaver,
                         Kathryn S. Graham, and Frederic H. Davis ("Majority
                         Shareholders"), and (iii) minority shareholders,
                         dated February 4, 1998.

     Exhibit 2.2 Statement of additional Terms and Conditions dated as of March 12, 1998, relating to $22,000,000 5.9 Percent convertible subordinated notes due 2005.

     Exhibit 23.1        Consent of Eskew & Gresham, PSC


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           RES-CARE, INC.



                                           By: /s/ Ronald G. Geary
                                               ---------------------------------
                                           Ronald G. Geary
                                           President and Chief Executive Officer


Dated: March 27, 1998

                               INDEX TO EXHIBITS


                                                                                 SEQUENTIALLY
EXHIBIT                                                                            NUMBERED
  NO.                          DESCRIPTION OF DOCUMENT                           PAGE NUMBER
-------                        -----------------------                          -------------
Exhibit 2.1      Stock Purchase Agreement by and among Res-Care,
                 Inc. and (i) Normal Life, Inc., (ii) J. Robert Shaver,
                 Kathryn S. Graham, and Frederic H. Davis ("Majority
                 Shareholders"), and (iii) minority shareholders, dated
                 February 4, 1998.

Exhibit 2.2      Statement of Additional Terms and Conditions, dated as of
                 March 12, 1998, relating to $23,000,000 5.9 Percent convertible subordinated notes due 2005.

Exhibit 23.1     Consent of Eskew $ Gresham, PSC

                                       4